EXHIBIT 23(A)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated December 5, 1994, except for Note 1, as to which the date is March 24, 1995, relating to the consolidated financial statements of SafeCard Services, Incorporated, appearing on page 25 of the Annual Report on Form 10-KA for the year ended October 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Denver Colorado
May 11, 1995


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated March 27, 1995, relating to the financial statements of Ideon Group, Inc., which appears in the Registration Statement on Form S-4 (No. 33-58273).

PRICE WATERHOUSE LLP

Miami, Florida
May 11, 1995